SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                          JUNE 25, 2003 (JUNE 24, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



           OKLAHOMA                      1-13726                 73-1395733
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  (State or other jurisdiction     (Commission File No.)        (IRS Employer
        of incorporation)                                   Identification No.)


            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
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               (Address of principal executive offices) (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on June 24, 2003. The following was included in the Press Release:


              CHESAPEAKE ENERGY CORPORATION ANNOUNCES $220 MILLION
              OF MID-CONTINENT NATURAL GAS ACQUISITIONS, INCREASED
                2003 PRODUCTION FORECAST, INITIAL 2004 PRODUCTION
                   FORECAST AND ADDITIONS TO HEDGING POSITIONS

         TRANSACTIONS WITH OXLEY PETROLEUM AND OTHERS FURTHER STRENGTHEN
            CHESAPEAKE'S POSITIONS IN THE ANADARKO AND ARKOMA BASINS
                           OF THE MID-CONTINENT REGION

     OKLAHOMA CITY, OKLAHOMA, JUNE 24, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced the acquisition of $220 million of Mid-Continent gas assets through its recent acquisition of privately-owned Oxley Petroleum Company and several other recently completed and pending smaller acquisitions. In these transactions, Chesapeake has acquired or agreed to acquire an internally estimated 135 billion cubic feet of gas equivalent proved reserves (bcfe) for $220 million. After allocating $40 million of this purchase price to gas plants, gas gathering systems and unevaluated leasehold, Chesapeake's acquisition cost per mcfe of proved reserves is $1.33.

     Current production from the acquired properties is approximately 35 million cubic feet of natural gas equivalent production (mmcfe) per day and the proved reserves have a reserves-to-production index of 10.6 years, are 99% natural gas and are 75% proved developed. Initial lease operating expenses on the acquired properties are expected to average $0.45 per thousand cubic feet of gas equivalent (mcfe), compared to $0.54 per mcfe for Chesapeake during 2002 and approximately $0.70 per mcfe for the company's peer group during 2002.

     The Oxley acquisition closed on May 30, 2003 and the other transactions have closed in recent months or will close before July 31, 2003. The company intends to finance the acquisitions using cash on hand and short-term borrowings from its $350 million bank credit facility.

                BACKGROUND INFORMATION ON OXLEY PETROLEUM COMPANY

     Oxley Petroleum was founded in Tulsa in 1962 by John C. Oxley and has been managed in recent years by Stephen M. "Mike" Oxley. Over the past 41 years, the Oxley family built one of the premier privately-owned natural gas companies in Oklahoma. Oxley's primary focus was the Arkoma Basin, a prolific gas-producing region located in eastern Oklahoma and western Arkansas where Chesapeake already owns approximately 250 bcfe of estimated proved reserves and produces approximately 50 mmcfe per day. Of the properties being acquired, 82% are located in townships in which Chesapeake owns existing interests. Chesapeake believes its consolidation of assets in these townships will create numerous operational efficiencies and enhanced drilling opportunities.

     The majority of the other acquired assets are located in the Greater Mayfield area of Beckham County in western Oklahoma, where Chesapeake is very active. In Greater Mayfield, Chesapeake is currently drilling seven deep Springer wells to an average depth of 20,000 feet. Greater Mayfield is Chesapeake's most important exploratory area and in 2003 the company expects to spend approximately 10% of its projected $600 million capital expenditure budget further exploring and developing this area.


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

             CHESAPEAKE BENEFITS FROM INCREASING MID-CONTINENT SCALE


     Chesapeake remains focused on continuing to build an unprecedented scale of operations in the prolific natural gas fields of the Anadarko and Arkoma basins in the Mid-Continent. During the past five years, the company has actively consolidated ownership in key Mid-Continent gas fields through acquisitions of long-lived gas reserves owned by AnSon, Hugoton, DLB, Enervest, OXY, Barrett, Apache, Gothic, Staghorn, Questar, Sapient, Ram, Canaan, Focus, EnCana, Priam, Williams, OG&E, ONEOK, Vintage, El Paso and now Oxley. Through these and other acquisitions since 1998, Chesapeake has acquired 2.5 trillion cubic feet of gas equivalent proved reserves (tcfe) at an average cost of $1.14 per mcfe. Through this consolidation effort, Chesapeake has emerged as Oklahoma's largest natural gas producer, with an estimated 2003 gas production market share of 16%. In addition, the company is the operator of or a participant in approximately 50% of the 125 wells currently being drilled in Oklahoma, providing the company with unequalled access to current geological information across the state. Chesapeake believes this knowledge provides it with unique competitive advantages in executing its business strategy.


                               MANAGEMENT COMMENTS

     Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Today's announcements provide further evidence of our ongoing commitment to creating industry-leading shareholder value through a sharp strategic focus on further consolidation of high-quality Mid-Continent gas assets, timely hedging decisions and successful Mid-Continent deep gas exploration. Today's announced acquisitions fit perfectly with our existing Mid-Continent assets and with Chesapeake's business strategy of creating value by delivering profitable organic growth from our unique deep gas exploration program and by acquiring and developing low-cost, long-lived, under-exploited natural gas assets in the Mid-Continent region."

     "Today's announced transactions and Chesapeake's highly successful drilling results during the second quarter should increase our company's estimated proved reserves at June 30, 2003 to approximately 3.0 tcfe. Based on the results achieved from our previous acquisitions in the Mid-Continent, we expect to substantially increase the value of these newly acquired properties through additional drilling and by reducing administrative and operating costs. We are especially excited about enhancing our Arkoma Basin position and increasing our already strong position in the Greater Mayfield area of the Anadarko Basin, where our recent drillbit performance has been exceptional."

     "In addition, our increased oil and natural gas hedging positions should further strengthen the company's financial performance in the quarters ahead. For some time now, our company had been predicting that natural gas prices would sharply increase this summer. We have already successfully taken advantage of higher gas prices early this summer to lock-in very attractive financial returns for our shareholders on a significant portion of our production. We will be on the lookout for additional attractive hedging opportunities later this summer and fall."

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2002 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.
Chesapeake Energy Corporation is one of the eight largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is WWW.CHKENERGY.COM.


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

ITEM 9.  REGULATION FD DISCLOSURE

         Chesapeake  also  released  the  following  additional   statements  in
connection with the announcements described in Item 5:

      CHESAPEAKE INCREASES 2003 PRODUCTION GUIDANCE, PROVIDES INITIAL 2004
             PRODUCTION GUIDANCE AND ANNOUNCES SIGNIFICANT INCREASES
                  IN ITS NATURAL GAS AND OIL HEDGING POSITIONS

     Chesapeake is increasing its 2003 production forecast by 6% from a range of 240-245 bcfe to a range of 255-260 bcfe to reflect the transactions announced today and the success of the company's exploration drilling program. In April 2003, Chesapeake estimated that its daily production during the second quarter of 2003 would average 675 mmcfe per day. The company now estimates that its second quarter production will average more than 710 mmcfe per day. Of the 35 mmcfe per day estimated increase, 20% is attributable to the Oxley transaction (which contributed 20 mmcfe per day to the last month of the quarter, for an average for the quarter of 7 mmcfe per day) and 80% is attributable to better than forecasted drilling results.

     Furthermore, Chesapeake now expects its second half of 2003 production to exceed 740 mmcfe per day, an increase of 65 mmcfe per day over April's forecast of 675 mmcfe per day. Of this increase, 50% is attributable to the transactions announced today and 50% is attributable to better than forecasted drilling results. In addition, Chesapeake's initial production forecast for 2004 is 275-280 bcfe, or 760 mmcfe per day at the mid-point of this range.

     During the past six weeks, Chesapeake has added substantial natural gas and oil hedges to the hedging positions it had previously announced in April 2003. Currently, the company has hedged the following amounts of its estimated 2003 - 2007 oil and natural gas production:

                                  Oil                     Natural Gas
                        ----------------------     ----------------------
   QUARTER OR YEAR      % Hedged      $ NYMEX      % Hedged       $ NYMEX
   ---------------      ---------     --------     ---------      -------

   2Q 2003                 71%        $ 28.12         40%          $ 5.10
   3Q 2003                 83%        $ 28.07         53%          $ 5.49
   4Q 2003                 83%        $ 28.07         49%          $ 5.73
   ----------------------------------------------------------------------
   Remaining 2003          79%        $ 28.08         47%          $ 5.47

   2004                     9%        $ 27.30         12%          $ 5.87
   2005                     -             -            3%          $ 4.99
   2006                     -             -            3%          $ 4.84
   2007                     -             -            3%          $ 4.84

Depending on changes in oil and natural gas futures markets and underlying supply and demand trends, the company may either increase or decrease its hedging positions in the future.

With the filing of this report on Form 8-K, we are updating the outlook on our website at WWW.CHKENERGY.COM. We caution you that our outlook is given as of June 24, 2003 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.

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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           CHESAPEAKE ENERGY CORPORATION


                                           BY: /S/ AUBREY K. MCCLENDON
                                               --------------------------------
                                                   AUBREY K. MCCLENDON
                                                Chairman of the Board and
                                                 Chief Executive Officer

Dated:        June 25, 2003


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